Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Realty Income Corporation, a Maryland corporation (the “Company”), hereby certify, to his best knowledge, that:

(i)    the accompanying quarterly report on Form 10-Q of the Company for the quarter ended June 30, 2006, (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas A. Lewis
Thomas A. Lewis
Vice Chairman and Chief Executive Officer

/s/ Paul M. Meurer
Paul M. Meurer
Executive Vice President, Chief Financial Officer and Treasurer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.